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                                  March 6, 2000




The BlackRock New York Insured Municipal
        2008 Term Trust Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Ladies and Gentlemen:

        We have acted as special Maryland counsel to The BlackRock New York Insured Municipal 2008 Term Trust Inc., a Maryland corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 962 shares of the Corporation's Auction Rate Municipal Preferred Stock, Series F7 (Liquidation Preference $25,000 per share) of the Corporation (the "Shares") pursuant to the Corporation's registration statement on Form N-2, as amended (the "Registration Statement"). The Shares will be issued pursuant to the Articles Supplementary to be filed with the Maryland State Department of Assessments and Taxation. In this capacity, we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion, including the form of Articles Supplementary of the Corporation filed as an Exhibit to the Registration Statement.

        Based on our examination, we advise you that in our opinion the Shares to be issued by the Corporation have been duly and validly authorized and, assuming that the Articles Supplementary are duly filed with and accepted by the Maryland State Department of Assessments and Taxation prior to the issuance of the Shares, when issued upon the terms set forth in the Registration Statement as filed with the Commission, the Shares will be legally issued, fully paid and non-assessable.
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The BlackRock New York Insured Municipal
       2008 Term Trust Inc.
March 6, 2000
Page 2




        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.


                                    Very truly yours,

                                    MILES & STOCKBRIDGE P.C.


                                    By:___________________________________
                                       Principal